Exhibit 99.1

12 May 2008

Finmeccanica to Acquire DRS for US$5.2 billion (€3.4 billion)

Creates a New Leading Player in Defense Electronics with Balanced Global Presence

Rome (Italy) and Parsippany (NJ-USA) – Finmeccanica, S.p.A. (Milan: FNC), a world leader in the supply of electronics equipment and defense and security systems and services, and DRS Technologies, Inc. (NYSE: DRS), a leading supplier of integrated defense electronics products, services and support, today announced that they have signed a definitive merger agreement under which Finmeccanica will acquire 100% of DRS stock for US$81 per share in cash. The transaction allows Finmeccanica to consolidate its international role as a key supplier of integrated systems for defense and security, entering the U.S. market as a key player. It further allows DRS to seek new business opportunities in the U.S. and abroad.

The transaction, valued at approximately US$5.2 billion (€3.4 billion), inclusive of approximately $1.2 billion in net debt, following the conversion of DRS’ convertible notes, represents a premium of 27 percent to DRS’ closing share price on May 7, 2008; it is also a 32 percent premium over DRS’ thirty-day average stock price traded on the NYSE.

The Boards of Directors of Finmeccanica and DRS have each approved the terms of the agreement.

DRS will operate as a wholly-owned subsidiary, maintaining its current management and headquarters. As is customary in this type of transaction, DRS and Finmeccanica will comply with all national security requirements and will propose to the Defense Security Service (DSS) that the company operate under a Special Security Agreement (SSA), with its own board of directors comprised predominantly of U.S. citizens holding security clearances and a government security committee. With increased business opportunities that will arise following the transaction, it is expected that DRS will expand its overall employment base.

“Today’s transaction is a perfect fit; the complementary technologies and platforms will establish a new competitive player in defense and security markets in the U.S. and around the world,” said Pier Francesco Guarguaglini, chairman and chief executive officer of Finmeccanica. “The merger furthers Finmeccanica’s tradition of investing in the U.S. and supporting the American warfighter with superior technology and value.”

“DRS’ dramatic growth over the past five years and the premium provided through this acquisition will provide attractive returns for our stockholders,” said Mark S. Newman, chairman of the board, president and chief executive officer of DRS. “This investment in DRS - with an increased emphasis on research and development - will mean the combined company will be able to compete for and win additional contracts around the world, accelerating growth and expanding opportunities at our facilities in the U.S.”

For DRS, the combination with Finmeccanica will enable an American company and brand to better compete in the global military and security market. The transaction will help the new company to bid and win larger-scale projects in the U.S. and abroad.

For Finmeccanica, the transaction will boost its existing position as a top-tier competitor, enabling it to enhance the product and service solutions it provides to its customers. Finmeccanica’s platforms and areas of expertise (helicopters; defense electronics; aeronautics; space; defense systems; energy; and transportation) wholly complement DRS’ growing market penetration by its four primary business segments: Command, Control, Communications, Computers & Intelligence (C4I); Reconnaissance, Surveillance & Target Acquisition (RSTA); Sustainment Systems; and Technical Services.

Finmeccanica and its subsidiaries in Pennsylvania, New York, Texas, California, New Jersey, Kansas, Virginia, North and South Carolina have a rich history in the U.S., including its work for the U.S. government on programs such as the VH-71 presidential helicopter and the C-27J joint cargo aircraft. DRS will lead Finmeccanica’s defense electronics efforts in the U.S. after the transaction closes.

Financing for the acquisition will be structured so as to preserve a solid capital structure, guarantee adequate financial flexibility to further support growth and deliver value creation to Finmeccanica’s shareholders.

Finmeccanica will fund the acquisition with a Syndicated Loan Facility to be taken out by a combination of equity issuance, long-term debt issuance, and divestitures of its assets. Among these will be an IPO of AnsaldoEnergia. Terms and conditions will be determined upon completion of the transaction.

The transaction is subject to approval by the stockholders of DRS, the receipt of regulatory approvals and other closing conditions, including review by U.S. Antitrust Authorities, the Committee on Foreign Investment in the United States (CFIUS) and the Defense Security Service (DSS). The transaction is expected to close by the fourth quarter of 2008.

Goldman Sachs International, IntesaSanPaolo S.p.A., Mediobanca-Banca di Credito Finanziario S.p.A. and Unicredit Group are serving as Bookrunners and Mandated Lead Arrangers of the Syndicated Loan Facility. Sullivan & Cromwell LLP is acting as legal advisor to Finmeccanica in connection with the Syndicated Loan Facility. Linklaters and Legance are acting as legal advisors to the banks.

Lehman Brothers Holdings Inc. is serving as financial advisor to Finmeccanica, with Mediobanca providing a fairness opinion. Arnold & Porter LLP is serving as legal advisor to Finmeccanica. Bear Stearns & Co. Inc. and Merrill Lynch & Co. are serving as financial advisors to DRS and rendered fairness opinions to the DRS board of directors. DRS’ legal advisors are Skadden, Arps, Slate, Meagher & Flom LLP.

European Presentation to the market/Webcast Information
Finmeccanica will hold a presentation in London on Tuesday, May 13, 2008 at 12:00pm (UK time) at the Mandarin Oriental Hyde Park, London. The presentation is also available via live webcast at www.finmeccanica.com, under Investor Relations section, and via conference call. To access the conference call please dial the following number:

For analysts and investors:

UK dial in number 0207 070 5449	Italian dial in number 02 303509162	U.S. dial in number 1 866 432 7186

For press:

UK dial in number	Italian dial in number

0208 322 2048	02 30412069

About Finmeccanica
Headquartered in Italy, Finmeccanica is a leading global high-tech company with core competencies in the design and manufacture of helicopters, civil and military aircraft, aero structures, satellites, space infrastructure, missiles and defense electronics and security. The company is listed on the Milan stock exchange and operates throughout the world. It employs more than 60,000 people worldwide and 10,000 in the United Kingdom. For more information about Finmeccanica visit www.finmeccanica.com.

About Finmeccanica in North America
In North America, Finmeccanica employs more than 2,100 employees at 32 sites across the country through its subsidiaries: AnsaldoBreda; Ansaldo STS; Ansaldo Energia; Thales Alenia Space; MBDA; Alenia North America; Bell Agusta Aerospace; SELEX Systemi Integrati; SELEX Galileo; SELEX Communications; Global Military Aircraft Systems; Global Aeronautica; Telespazio North America; OTO Melara North America; and Elsag North America. Whether flying the President, transporting troops and cargo, securing the borders, tracing criminals, enhancing the Navy’s capabilities, Finmeccanica products ensure safety and security in the United States.

About DRS
DRS, headquartered in Parsippany, N.J., is a leading supplier of integrated products, services and support to military forces, government agencies and prime contractors worldwide. The company employs approximately 10,000 people and in FY2007 generated revenues of US$2,821 mln. For more information about DRS, please visit the company’s web site at www.drs.com.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT: DRS intends to file with the U.S. Securities and Exchange Commission a proxy statement to stockholders of DRS and other relevant documents in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF DRS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FINMECCANICA, DRS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the U.S. Securities and Exchange Commission at the U.S. Securities and Exchange Commission’s web site at http://www.sec.gov. A free copy of the proxy statement, when it becomes available, also may be obtained from DRS, [address], Attn: Investor Relations. Investors and security holders may access copies of the documents filed with the U.S. Securities and Exchange Commission by DRS on its web site at http://ir.DRS.com.

PARTICIPANTS IN SOLICITATION: Finmeccanica, DRS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information regarding DRS’ directors and executive officers is available in its proxy statement filed with the U.S. Securities and Exchange Commission by DRS on July 3, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement and other relevant materials to be filed with the U.S. Securities and Exchange Commission when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not an offer for sale of any securities in the United States.  Securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.  Finmeccanica has not registered and does not intend to register any portion of any offering of securities in the United States or to conduct a public offering of any securities in the United States.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Such statements, including statements relating to the combined Company’s expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws. These statements may contain words such as "may," "will," "intend," "plan," "project," "expect," "anticipate," "could," "should," "would," "believe," "estimate," "contemplate," "possible" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation, demand and competition for the Company's products and other risks or uncertainties. Given these uncertainties, you should not rely on forward looking statements. Such forward-looking statements speak only as of the date on which they were made, and the Company undertakes no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts

Finmeccanica
Tel. +39 06 32473 313
ufficiostampa@finmeccanica.com

Roberto Alatri
Cell. +39 347 4184 430
roberto.alatri@finmeccanica.com
Riccardo Acquaviva
Cell +39 348 0811 485
riccardo.acquaviva@finmeccanica.com
Roberta Acocella
Cell +39 335 5335 262
roberta.acocella@finmeccanica.com
Richard Coltart
Cell +44 777 8141 696
Dan Hill
Tel. +1 202 683 3147
fnc@qorvis.com

Qorvis Communications, LLC:
Matt Lauer/George Atallah
202-683-3127

DRS
Richard M. Goldberg
Cell +1 973 4513 584
goldberg@drs.com

Brunswick Group:
Steve Lipin/Stan Neve
212-333-3810

Investor Contacts

Finmeccanica
John D. Stewart
Tel. +39 06 32473 290
john.stewart@finmeccanica.com
Raffaella Luglini
Tel. +39 06 32473 066
raffaella.luglini@finmeccanica.com

DRS
Patricia M. Williamson
Cell 201-310-4074
Tel. +1 973 898 6025
p.williamson@drs.com

Patrick Fuhrmann
Tel. 973-451-3530
fuhrmann@drs.com